                                                                     Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated January 19, 2006, incorporated in this Registration Statement by reference, included in the December 31, 2005 Annual Report to the partners of Chestnut Street Exchange Fund, and to the references to our firm under the caption "Other Service Providers" and "Financial Statements" in the Statement of Additional Information.


                                                BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 26, 2006